As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as amended

(Full title of the plan)

Douglas S. Ingram

President and Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed to register an additional 2,500,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), for issuance under the 2018 Equity Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-228719) filed with the Securities and Exchange Commission on December 7, 2018 and the contents of the Registration Statement on Form S-8 (File No. 333-240996) filed with the Securities and Exchange Commission on August 5, 2020 are each incorporated herein by reference.

Item 8. Exhibits

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	Exhibit	Filing Date	Provided Herewith

4.1	Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan	10-Q	10.1	8/8/18

4.2	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan	8-K	10.1	6/8/20

4.3	Amendment No. 2 to the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan	8-K	10.1	6/3/2022

5.1	Opinion of Ropes & Gray LLP				X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)				X

23.2	Consent of KPMG LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included in the signature page to this Registration Statement)				X

107	Filing Fees				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 2, 2022.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Douglas S. Ingram, Ian M. Estepan and Ryan E. Brown, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Sarepta Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated:

Signature	Title	Date

/s/ Douglas S. Ingram	President and Chief Executive Officer, Director	August 2, 2022
Douglas S. Ingram	(Principal Executive Officer)

/s/ Ian M. Estepan	Executive Vice President, Chief Financial Officer	August 2, 2022
Ian M. Estepan	(Principal Financial and Accounting Officer)

/s/ M. Kathleen Behrens, Ph.D.	Chairwoman of the Board	August 2, 2022
M. Kathleen Behrens, Ph.D.

/s/ Richard J. Barry	Director	August 2, 2022
Richard J. Barry

/s/ Kathryn Boor, Ph.D.	Director	August 2, 2022
Kathryn Boor, Ph.D.

/s/ Michael Chambers	Director	August 2, 2022
Michael Chambers

/s/ Stephen L. Mayo, Ph.D.	Director	August 2, 2022
Stephen L. Mayo, Ph.D.

/s/ Claude Nicaise, M.D.	Director	August 2, 2022
Claude Nicaise, M.D.

/s/ Hans Wigzell, M.D., Ph.D.	Director	August 2, 2022
Hans Wigzell, M.D., Ph.D.